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                                                                    Exhibit 10.2
                                PROMISSORY NOTE


$15,000,000                                             Palo Alto, California
                                                        February 22, 2001


     PeoplePC, Inc., a Delaware corporation ("Debtor") hereby promises to pay to the order of PeoplePC Europe N.V., a Dutch company ("Lender"), its successors and assigns, in lawful money of the United States of America, the lesser of fifteen million dollars ($15,000,000.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below, on the date that is 90 days from the date hereof unless extended with the consent of @viso Limited ("@viso"); provided, however, that upon execution and delivery by the parties thereto of the Definitive Documents as defined in that certain Binding Memorandum of Agreement among Debtor, Lender, @viso and Softbank Capital Partners LP of even date herewith, the Debtor promises to pay such amounts upon the demand of Lender (the "Maturity Date"). In the event the Definitive Documents are not so executed and delivered on or prior to such 90th day, @viso, at its option, shall have the right to enforce all rights of Lender to payment hereunder on Lender's behalf.

     The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to eight percent (8%) calculated on the basis of a 365 day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Note.

     In the event that Debtor shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any interest on this Promissory Note, then if such payment of interest is not made within 30 days of the due date, then Lender may declare all obligations (including without limitation, outstanding principal and accrued and unpaid interest thereon) under this Promissory Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

     Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. The Debtor shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses.

     This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of California, without regard to principles of conflict of laws.

     Except as provided in the first paragraph above, this Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Debtor and inure to the benefit of the Lender and its permitted successors, endorsees and assigns. This Promissory Note shall not be transferred without the express written consent of Lender and, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Promissory Note shall inure to the benefit of and be binding upon any successor to Debtor and shall be extended to any holder thereof.

                                             PEOPLEPC, INC.


                                             By:    /s/ Nick Grouf
                                                   ---------------------------
                                             Name:   Nick Grouf
                                                   ---------------------------
                                             Title:  Chairman and CEO
                                                   ---------------------------